UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 12, 2008

CYTTA CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-139699	98-0505761
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

Suite 640, 602–12th Avenue SW

Calgary, AB Canada  T2R 1J3
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (403) 613-7950

710 West 16th Avenue
Vancouver, B.C. Canada  V5Z 1S7
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 12, 2008, Mr. Chad Rutherford resigned his position as a member of the Board of Directors.  There have been no disagreements between Mr. Rutherford and management of the Company on any matter relating to the registrant’s operations, policies or practices.  The Company has provided a copy of the disclosures it is making herein to Mr. Rutherford and provided him with an opportunity to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which he does not agree.  The Company will file any letter received as an exhibit to an amended 8K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Robert Gosine

Robert Gosine, President